Exhibit 99.2
AMENDMENT TO REVOLVING AND TERM LOAN AGREEMENT
     THIS AMENDMENT (the “Amendment”) is effective as of March 31, 2010 and is made by and among PNC Bank, National Association, successor to National City Bank (the “Bank”), EXPRESS-1 EXPEDITED SOLUTIONS, INC., a Delaware corporation (“Borrower”), whose address is 429 Post Road, Buchanan, Michigan 49107, Express 1, Inc., a Michigan corporation, Concert Group Logistics, Inc., a Delaware Corporation, Bounce Logistics, Inc., a Delaware Corporation, and LRG International, Inc., a Delaware corporation, (the “Guarantors” or individually a “Guarantor”) whose address is 429 Post Road, Buchanan, Michigan 49107. This Amendment amends a certain Revolving and Term Loan Agreement made as of January 31, 2008 among National City Bank, Borrower, Express-1 Dedicated, Inc. and all of the Guarantors, except LRG International, Inc. (the “Agreement”). Subsequent to January 31, 2008, and prior to the date of this Amendment, Express-1 Dedicated, Inc. (“Dedicated”) was dissolved and liquidated.
     The purpose of this Amendment and of certain documents to be executed pursuant hereto is to document certain changes to the loan arrangements originally established by the Agreement including, but not limited to, a change in the amount available under the “Line of Credit Note” from $11,000,000 to $10,000,000, a change in the “Borrowing Base” for the Line of Credit Note, an increase in the “Term Note” to $5,000,000, a change in the interest rate and fees charged with respect to the Line of Credit Note and Term Note, and a change in certain financial covenants.
     The terms of the Agreement are amended as described in this Amendment. The terms of the Agreement shall remain in full force in effect, except to the extent amended, eliminated or added to by the terms of this Amendment.
     In consideration of the foregoing and the terms and conditions set forth below, the Bank, the Borrower and the Guarantors agree as follows:
DEFINITIONS
     Capitalized Terms used in this Amendment will have the meanings set forth in the Agreement, unless otherwise specified in this Amendment.
     A. The term “Applicable Margin” as defined in the Agreement is amended in its entirety to read as follows: The term “Applicable Margin” applies in determining the interest rate to be paid pursuant to the Line of Credit Note, but does not apply in determining interest to be paid pursuant to the Term Note. The term “Applicable Margin” means for the periods described below: (i) 1.75% per annum if the ratio of Borrower’s Funded Debt to EBITDA determined at the end of the applicable calendar quarter pursuant to Section 5.1A of this Agreement, as amended, is less than or equal to 1.24 to 1.00; (ii) 2.00% per annum if the ratio of Borrower’s Funded Debt to EBITDA determined at the end of the applicable calendar quarter pursuant to Section 5.1A of this Agreement, as amended, is more than 1.24 to 1.00 but less than 2.00 to 1.00; and (iii) 2.25% per annum if the ratio of Borrower’s Funded Debt to EBITDA determined at the end of the applicable calendar quarter pursuant to Section 5.1A of this Agreement, as amended, is more than or equal to 2.00 to 1.00. The Applicable Margin shall, in each case, be determined and adjusted quarterly as of the first day of the third month after the end of each fiscal quarter of Borrower ending after March 31, 2010 (each, an “Interest Determination Date”), provided, however, that if the quarterly financial statements required by this Agreement are not delivered within fifteen business days after the date required under this Agreement, the Applicable Margin shall increase to the maximum percentage amount set forth above from the date such financial statements were required to be delivered to the Bank until received by the Bank. The initial “Applicable Margin” shall be 2.00% and shall be effective from the date of this Agreement until the first Interest Determination Date. Thereafter, the Applicable Margin shall be effective from each Interest Determination Date until the next Interest Determination Date (except for any increase occurring as a result of late delivery of financial statements). The Bank shall determine the appropriate Applicable Margin promptly upon receipt of the quarter end financial information and shall promptly notify the Borrower of any change to it. Such determinations by the Bank shall be conclusive absent manifest error.
     B. The term “Line of Credit Note” as defined in the Agreement shall be revised in its entirety to read as follows: The term “Line of Credit Note” means the $10,000,000 Revolving Note of even date with the Amendment from Borrower to the Bank. References in the Agreement to a Line of Credit of up to $11,000,000 or to the maximum amount of credit available under the Line of Credit Note being $11,000,000 shall be deemed to mean $10,000,000.
     C. The terms “Guarantor” and “Guarantors” shall have the meanings described in the first paragraph of this Amendment.
     D. The term “Guarantys” means the Continuing Guarantys dated January 31, 2008, executed by Express 1, Inc., Concert Group Logistics, Inc. and Bounce Logistics, Inc. in favor of the Bank and the Continuing Guaranty with an effective date of March 31, 2010 executed by LRG International, Inc., a Delaware corporation, in favor of the Bank.
     E. The term “Maturity Date” as defined in the Agreement shall be revised in its entirety to read as follows: The term “Maturity Date” means March 31, 2012.
     F. The term “Term Note” as defined in the Agreement shall be revised in its entirety to read as follows: The term “Term Note” means the $5,000,000 Term Note of even date with the Amendment from Borrower to the Bank.
     G. The term “EBITDA” as defined in the Agreement shall be expanded to include the addition of the non cash charges under FAS123R incurred in connection with non cash stock option expenses.
ARTICLE I
REVOLVING LOAN
     A. Line of Credit and Availability Fee. Section 1.1 of the Agreement shall be revised in its entirety as follows: The Bank is willing to provide to Borrower a line of credit of up to $10,000,000 (the “Line of Credit”). The Bank will make Loans to Borrower under the Line of Credit from time to time during the period from the date of the Amendment through the business day immediately prior to the Maturity Date in aggregate amounts not to exceed the dollar amounts described in Section 1.2 of the Agreement, as amended, provided that each advance is made in compliance with all of the terms and conditions described in Section 1.2 of the Agreement, as amended. In addition to all other sums due to the Bank under the Line of Credit Note, the Agreement, this Amendment and the Loan Documents, Borrower shall pay to the Bank on a quarterly basis an availability fee equal to 0.15% per annum of the maximum amount available under the Line of Credit Note less the average advances outstanding under the Line of Credit Note and less the aggregate maximum available amount which may be drawn under all Letters of Credit as described in Section 1.7 of the Agreement (the “Availability Fee”). Borrower shall pay the Availability Fee for each calendar quarter no later than the month following the end of the calendar quarter. Accordingly, the first quarterly installment of the Availability Fee shall be due and payable on or before July 31, 2010 and subsequent quarterly installments of the Availability Fee shall be due on or before the end of each third month thereafter.
     B. Change to Borrowing Base Formula. The first sentence of Section 1.2 of the Agreement, including clauses (a) and (b) which describe the Borrowing Base shall be revised in its entirety as follows: From time to time prior to the Maturity Date, the Bank agrees to lend and relend to Borrower such amounts as Borrower may request under the Line of Credit, provided that the aggregate outstanding principal amount of all borrowings made by Borrower shall not at any time exceed an amount (the “Borrowing Base”) equal to the lesser of: the amounts described in the following clauses (a) and (b), less an amount equal to 50% of the outstanding principal balance owed on the Term Note: (a) $10,000,000; or (b) 80% of the then net book value (after deducting any discount or other incentive for early payment but without deducting any bad debt reserve) of all Combined Eligible Receivables, all as determined in good faith by the Bank on the Bank’s receipt of each month-end Borrowing Base Report and at such other times as the Bank in its sole discretion shall deem advisable, on the basis, in the Bank’s sole discretion, of the then most recent Borrowing Base Report received by Bank, or the then most recent field audit (if any) made by the Bank (or one or more Persons selected by Bank) or any other information obtained by the Bank.
     C. Term Loan. Section 1.8 of the Agreement shall be revised in its entirety to read as follows: The Bank agrees, subject to the terms and conditions of this Agreement, as amended, to make available to the Borrower a secured term loan in the amount of $5,000,000 (the “Term Loan”), which shall be evidenced by the Term Note. Principal of and interest on the Term Loan shall be due and payable in the manner set forth in the Term Note.
ARTICLE II
CONDITIONS OF BORROWING
     A. Conditions Continue to Apply. The conditions described in Article II of the Agreement continue to apply to the credit arrangements described in the Agreement as amended by this Amendment, provided however that: (a) the Bank has not required that an opinion of counsel, as described in Section 2.3 of the Agreement be provided in connection with the credit facilities described in the Amendment; (b) the Guarantors as described in Section 2.5 of the

Agreement shall include LRG International, Inc., a Delaware corporation, and shall not include Express-1 Dedicated, Inc. which has been dissolved and liquidated; and (c) the obligation of the Borrower and the Guarantors to reimburse the Bank for out-of-pocket costs as described in Section 2.10 of the Agreement shall apply to costs incurred with respect to this Amendment and the restructured financing arrangements described herein, but shall not be limited to $8,000 as provided in the Agreement.
     B. Use of Proceeds. Section 2.11 of the Agreement shall be revised in its entirety to read as follows: The proceeds of the Line of Credit shall be used exclusively by Borrower for working capital purposes. The proceeds of the Term Loan shall be used as follows unless otherwise agreed in writing by the Bank: (a) $1,100,000 to pay off the balance of the Term Loan which was made January 31, 2008 pursuant to Section 1.8 of the Agreement; (b) $1,900,000 to reduce the balance owed on the Line of Credit initially established on January 31, 2008, pursuant to the Agreement (the term of which has been extended and the maximum amount of which has been reduced pursuant to this Amendment), and (c) $2,000,000 to reimburse Borrower for funds previously utilized by Borrower to acquire the assets of LRG International, Inc., a Florida corporation, on October 1, 2009.
     C. LRG International, Inc. Acquisition. Borrower and Guarantors represent and warrant to the Bank that: (i) the acquisition of the assets of LRG International, Inc., a Florida corporation, by LRG International, Inc., a Delaware corporation (“LRG-Delaware”) was consummated on October 1, 2009 and that all assets so acquired are owned by LRG-Delaware free and clear of liens or encumbrances, except as permitted by the Agreement and this Amendment; and (ii) Concert Group Logistics, Inc. owns all of the issued and outstanding capital stock of LRG-Delaware.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     A. Certain Governing Documents. Borrower and Guarantors represent and warrant to the Bank that their Articles of Incorporation and Bylaws which were provided to the Bank in connection with the closing of the financing arrangements described in the January 31, 2008 Agreement were complete, correct and accurate and that there have been no changes, additions or deletions with respect to any such documents, except as follows: [IF APPLICABLE, DESCRIBE ANY CHANGES, ADDITIONS OR DELETIONS, THE DOCUMENTS CONTAINING SUCH CHANGES, ADDITIONS OR DELETIONS, IF ANY, AND STATE THAT COMPLETE COPIES OF SUCH DOCUMENTS HAVE BEEN PROVIDED TO THE BANK]. Borrower and Guarantors further represent and warrant to the Bank that the Articles of Incorporation and Bylaws which have been provided to the Bank in connection with this Amendment as of March 31, 2010 are complete, correct and accurate.
     B. Guarantees. Borrower and Guarantors represent and warrant to the Bank that the Continuing Guaranty Agreements executed and delivered by them in connection with the financing arrangements described in the Agreement which were effective on January 31, 2008, or in connection with this Amendment, remain in full force and effect and are valid and binding obligations of each of the Guarantors, as applicable, which are legally enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws effecting creditors rights generally. Borrower and Guarantors further represent and warrant to the Bank that the Certified Resolutions of the Board of Directors pertaining to guarantee for each of the Guarantors which were provided to the Bank in connection with the closing of the financing arrangements described in the Agreement which were effective on January 31, 2008, remain in full force and effect and have not been amended or modified except that Mark K. Patterson is no longer the Chief Financial Officer of Express 1, Inc. and is no longer the Secretary of Concert Group Logistics, Inc. or Bounce Logistics, Inc. and is no longer employed by any of the Guarantors.
     C. Reaffirmation of Representations and Warranties. The representations and warranties set forth in the Agreement (whether in Article II, Article III or elsewhere in the Agreement) shall apply to this Amendment and the financing arrangements described in this Amendment except as otherwise specifically provided in this Amendment. All representations, warranties and facts set forth in the Security Agreements, the Loan Documents and all other documents executed and delivered to the Bank in connection with the Agreement and this Amendment, including but not limited to any “Related Writing:” as defined in the Notes remain true and correct as of the date of this Amendment except to the extent specifically amended by this Amendment and/or the Loan Documents executed and delivered pursuant hereto.
     D. Ownership of LRG-Delaware. Clause (i) of Section 3.13 of the Agreement shall be revised in its entirety to read as follows: (i) Borrower owns, both beneficially and of record, all of the outstanding capital stock of each Guarantor except “LRG-Delaware,” as defined in Article II, Section C. of this Amendment, and Concert Group Logistics, Inc. owns, both beneficially and of record, all of the issued and outstanding capital stock of LRG-Delaware.
     E. Express-1 Dedicated, Inc. Express-1 Dedicated, Inc. has been dissolved and liquidated. Its business has been discontinued and its assets have been distributed to and are owned by the Borrower and/or one or more of the Guarantors. Borrower and Guarantors represent and warrant to the Bank that the assets of Dedicated have been retained by Borrower and/or the Guarantors and are subject to the security interests granted by the “Security Agreements” as defined in the Agreement. Dedicated shall, as of the date of this Amendment, no longer be considered a Guarantor.
ARTICLE V
AFFIRMATIVE COVENANTS
     A. Funded Debt to EBITDA. Subsection 5.1.A. of the Agreement shall be revised in its entirety to read as follows: Cause, at the end of each “Funded Debt to EBITDA Measurement Period”, the ratio of the Reporting Group’s Funded Debt, as of the end of such period, to the aggregate of the Reporting Group’s Net Income for that period, plus the Reporting Group’s interest expense for that period, plus the Reporting Group’s federal, state, and local income tax expense, if any, for that period, plus the Reporting Group’s depreciation and amortization charges for that period, not to exceed: 2.50 to 1.0. Each “Funded Debt to EBITDA Measurement Period” shall be a period of four (4) consecutive quarter-annual fiscal periods of Borrower ending on the last day of the fourth such period. The first such Funded Debt to EBITDA Measurement Period shall end on June 30, 2010.
     B. Fixed Charge Coverage. Subsection 5.1.B. of the Agreement shall be revised in its entirety to read as follows: Cause, at the end of each Fixed Charge Coverage Measurement Period, the ratio of the aggregate of the Reporting Group’s Net Income for that period, plus the Reporting Group’s interest expense for that period, plus the Reporting Group’s federal, state, and local income tax expenses, if any, for that period, plus the Reporting Group’s depreciation and amortization charges for that period, plus the Reporting Group’s FAS123R charges for that period, to the aggregate of, the Reporting Group’s interest expense for the period in question, plus the Reporting Group’s federal, state and local income tax payments, if any, for that period, plus the Reporting Group’s current maturities of Long Term Debt as of the end of that period, plus all Dividends paid by members of the Reporting Group during that period, plus the Reporting Group’s aggregate investments (net after trade-ins, sales or liquidations, if any) in fixed or capital assets and leasehold improvements during that period which were not financed to be not less than 1.25 to 1.00. Each “Fixed Charge Coverage Measurement Period” shall be a period of four (4) consecutive quarter-annual fiscal periods of Borrower ending on the last day of the fourth such period. The first such Funded Charge Coverage Measurement Period shall end on June 30, 2010.
     C. Guarantor’s Stock. Section 5.8 of the Agreement shall be revised in its entirety to read as follows: Cause Borrower to own all of the issued and outstanding capital stock of each Guarantor, except LRG-Delaware and cause Concert Group Logistics, Inc. to own all of the issued and outstanding capital stock of LRG-Delaware.
ARTICLE VIII
MISCELLANEOUS
     A. Bank Includes Predecessors. The following shall be added to Section 8.2 of the Agreement: National City Bank was merged with and into PNC Bank, National Association at the close of Business on November 6, 2009. The term “Bank” as used in the Agreement, as amended by this Amendment, and as used in all other Loan Documents on and after the date of this Amendment shall include all entities which were merged into, or whose name was changed to “PNC Bank, National Association.” PNC Bank, National Association is the successor to National City Bank and may do business from time to time under the name National City Bank.
     B. Entire Agreement. This Amendment, and the Agreement, collectively the “Amended Agreement”, including all Agreements referred to or incorporated into the Amended Agreement and the background of the Agreement and this Amendment, (which background is incorporated as covenants of the parties) constitute the entire agreement among the parties relating to the subject matter of the Amended Agreement. The Amended Agreement supersedes all prior Agreements, commitments and understandings among the parties relating to the subject matter of the Agreement and the Amendment and cannot be changed or terminated orally and shall be deemed effective as of the date noted above. No modification or amendment of the Loan Documents or waiver of any provision thereof shall be effective without the Bank’s prior written consent.

Signatures are on the following page.
     Signature page of Amendment to Revolving and Term Loan Agreement effective as of March 31, 2010, among the parties listed below.

Bank:	PNC Bank, National Association
By:
John A. Janick
Its: Senior Vice President

Borrower:	EXPRESS-1 EXPEDITED SOLUTIONS, INC.
By:
David G. Yoder
Its: Chief Financial Officer

Guarantors:	Express 1, Inc.
By:
Michael R. Welch
Its: Chief Executive Officer

Concert Group Logistics, Inc.
By:
Michael R. Welch
Its: Chief Executive Officer

Bounce Logistics, Inc.
By:
Michael R. Welch
Its: Chief Executive Officer

LRG International, Inc.
By:
Gerry Post
Its: President